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                                                                   EXHIBIT 13(E)
                               PURCHASE AGREEMENT
                               ------------------

   Pacific Horizon Tax-Exempt Money Market Fund, Inc. (the "Money Market Fund"), a Maryland corporation, and Pacific Horizon Tax-Exempt Funds, Inc. (the "Fund"), a Maryland corporation hereby agree with each other as follows:

   1. The Money Market Fund hereby offers the Fund and the Fund hereby purchases one share of Class A Common Stock (par value $.001 per share) of the Money Market Fund at a price of $1.00 per share (such share being hereinafter sometimes known as "Initial Share"). The Fund hereby acknowledges receipt of one certificate representing one share of the Money Market Fund's Class A Common Stock and the Money Market Fund hereby acknowledges receipt from the Fund of funds in the amount of $1.00 in full payment for the Initial Share.

   2. The Fund represents and warrants to the Fund that the Initial Share is being acquired for investment purposes and not with a view to the distribution thereof.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 4th day of September, 1984.

(SEAL)

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ATTEST:                                                     PACIFIC HORIZON TAX-EXEMPT MONEY MARKET FUND, INC.
/s/ W. Bruce McConnel, III                                  BY:/s/ Thomas M. Collins
--------------------------                                     -----------------------
W. Bruce McConnel, III                                         Thomas M. Collins
Secretary                                                      President and Treasurer

(SEAL)                                                      PACIFIC HORIZON TAX-EXEMPT FUNDS, INC.



/s/ W. Bruce McConnel, III                                  BY:/s/ Thomas M. Collins
--------------------------                                     -----------------------
W. Bruce McConnel, III                                         Thomas M. Collins
Secretary                                                      President and Treasurer
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